[DESCRIPTION]    AUDITORS' LETTER


Independent Auditors' Report

The the Board of Trustees and Shareholders of Tax-Free Trust of Oregon:

In planning and performing our audit of the financial statements of Tax-Free Trust of Oregon (the "Trust") for the year ended September 30, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisitions, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that is may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration on the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements cased by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1999.


This report is intended solely for the information and use of management, the Board of Trustees of Tax-Free Trust of Oregon, and the Securities and Exchange Commission.



/s/  KPMG LLP
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New York, New York
November 23, 1999